Shiloh Industries, Inc.
880 Steel Drive
Valley City, Ohio 44280

August 23, 2012

Ramzi Y. Hermiz
15992 Cog Hill Drive
Northville, MI 48168

Re:    Offer Letter

Dear Ramzi:

It is with great pleasure that I confirm in writing an offer of employment with Shiloh Industries, Inc. (the “Company”), in the position of President and Chief Executive Officer, reporting to the Company's Board of Directors, with duties and responsibilities commensurate with this position. In addition, the Board of Directors (or its nominating committee) will nominate you for election as a member of the Company's Board of Directors.

Base Salary: Your initial base salary will be $700,000 per year, less all applicable deductions required by law, which shall be payable in regular installments consistent with the Company's payroll practices in effect from time to time. Your base salary is subject to annual review and adjustment by the Compensation Committee of the Board of Directors, and may be increased but not decreased at that time. Your base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.”

Annual Bonus: You will be eligible to participate in the Company's management bonus plan, with an initial target annual bonus opportunity equal to 100% of your Base Salary. The actual payout, if any, for any given year will be based upon the attainment of certain performance criteria mutually developed annually by the Compensation Committee and management and will be pro rated for any partial year. The Compensation Committee will solely determine if the performance criteria have been satisfied. Your target annual bonus opportunity, like your Base Salary, is subject to annual review and adjustment by the Compensation Committee, and may be increased but not decreased at that time.

SERP Make Whole: The Company recognizes that by accepting employment with the Company, you will lose $117,000 that you would otherwise expect to receive under the terms of the SERP plan maintained by your current employer. As a result, you will be granted on your start date a number of shares of restricted stock with a value (based on the closing price of the Company's common stock on your start date) equal to $117,000. The restricted stock will vest on the first anniversary of your start date and will be subject to the terms and conditions of the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”) and the related award agreement. The award agreement for this award will be in substantially the form attached as Exhibit A hereto.

Equity Awards: In addition, you will be granted on your start date a number of shares of restricted stock with a value (based on the closing price of the Company's common stock on your start date) equal to $700,000. The restricted stock will vest in four equal annual installments of 25% each year on the first four anniversaries of your start date and will be subject to the terms and conditions of the Plan and the related award agreement. The award agreement for this initial award will be in substantially the form attached as Exhibit B hereto. You will be eligible to receive future equity grants under the Plan (or any successor plan thereto) as determined by the Compensation Committee, subject to the terms and the conditions of such plans and to the Company's ability to amend and modify such plans. The initial target annual equity grant opportunity will be equal to 100% of your Base Salary. The actual grant, if any, for any given year will be based upon the attainment of certain performance criteria established annually by the Compensation Committee. Your target annual equity grant opportunity, like your Base Salary, is subject to annual review and adjustment by the Compensation Committee.

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Benefits: You will be eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans as in effect from time to time. You will be entitled to paid time off in accordance with the terms of the Company's paid time off policy. However, notwithstanding anything to the contrary elsewhere, you will be entitled to a minimum of four (4) weeks of paid vacation per year.

Location of Office: Your primary office shall be located in the metropolitan Detroit area. The Company will provide you with an appropriate office at one of its metropolitan Detroit facilities and office staff assistance. It is understood that you will be required to travel to the Company's offices in Valley City, Ohio and its other locations, as well as other business travel, in connection with the performance of your duties. The reasonable cost of any such travel shall be paid by the Company.

Appropriate lodgings will be provided to you by the Company in the metropolitan Cleveland area. It is presumed that this will be in the form of an apartment rented by the Company for your use. However, the best course of action in this regard will be determined by the parties following the start of your employment.

Expense Reimbursement: You shall be reimbursed for all appropriate business expenses incurred in connection with the performance of your duties in accordance with the Company's policy and procedures for reimbursement.

Insurance: To the extent permitted by applicable law, during and after your employment, the Company agrees to continue and maintain a directors' and officers' liability insurance policy covering you on terms and conditions no less favorable to you in any respect than the coverage then being provided to any other present or former director or senior executive of the Company.

Change in Control Benefits. You and the Company are executing a Change in Control Agreement, dated as of the date hereof and effective as of your start date (the “Change in Control Agreement”), that will provide you with compensation and benefits in the event of a change in control of the Company, subject to your satisfaction of the terms and conditions of the Change in Control Agreement.

Severance. If the Company separates you from service for Cause or you cause a separation without Good Reason, the Company will pay you for all accrued but unpaid Base Salary, accrued but unused vacation time, any earned but unpaid bonus payment for the previous year, and accrued but unpaid business expenses. If the Company separates you from service (other than for Cause), you cause a separation from service for Good Reason or you die or suffer a Total Disability, then in addition to the payments outlined above, the Company will pay to you a cash severance payment equal to the sum of your annual then-current Base Salary, any earned but unpaid bonus payment for the previous year, and your target bonus opportunity under the senior management bonus plan for the year during which the separation from service occurs (calculated as if the bonus was fully earned at target level (i.e., 100% of annual base salary) and presuming all goals and conditions for the bonus at target level are fully satisfied). The severance payment will be paid in lump sum within 60 days of your separation from service. Such payment is conditioned on your execution and the effectiveness of a release of any claims you may have against the Company and its subsidiaries substantially in the form attached hereto as Exhibit C. When used in this letter agreement, the terms “Cause” and “Total Disability” shall have the meanings ascribed to them in the Change in Control Agreement, and the term “Good Reason” shall have the meaning ascribed to it in the Change in Control Agreement, except that all references in such definition of Good Reason to the time or date of the change in control shall be read as references to your start date. You will not receive the severance payment described herein if you are entitled to compensation and benefits under the Change in Control Agreement, it being acknowledged that there shall be no duplication of benefits under this letter agreement and the Change in Control Agreement.

Contingencies. Consistent with the Company's policies for all of its personnel, this offer (and any benefits hereunder) is contingent upon a Company-paid drug screening test, as well as a background check, the results of which must be negative and received prior to your start date.

Restrictive Covenant. During the course of your service with the Company, you will gain access to or knowledge of, or work on the development or creation of, confidential and proprietary information, including: (a) supplier and

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customer lists and supplier and customer-specific information; (b) marketing plans and proposals; (c) product and process designs, formulas, processes, plans, drawings and concepts; (d) research and development data and materials, including those relating to the research and development of products, materials or manufacturing and other processes; (e) financial and accounting records; and (f) other information with respect to the Company and its subsidiaries which if divulged to the Company's competitors would impair the Company's ability to compete in the marketplace (such information is collectively referred to as “Proprietary Information”).

You agree that during your service with the Company and for a period of 12 months following separation from service, you will not directly or indirectly engage in any activity, whether on your own behalf or as an employee, consultant or independent contractor of any other person or entity which competes with the Company within the United States, Canada, Mexico or any other country, for the development, production or sale of any product, material or process to be sold, produced or used by the Company during the course of your service with the Company, including any product, material or process which may be under development by the Company during the course of your service with the Company and of which you gain knowledge.

You agree and acknowledge that the non-competition covenant set forth above will not impose undue hardship on you and is reasonable in both geographic scope and duration in view of: (a) the Company's legitimate interest in protecting its Proprietary Information, the disclosure of which to the Company's competitors would substantially and unfairly impair the Company's ability to compete in the marketplace or substantially and unfairly benefit the Company's competitors; (b) the specialized training that will be provided to you by the Company and the experience gained by you during the course of your service with the Company; (c) the fact that the services rendered by you on behalf of the Company are specialized, unique and extraordinary; and (d) the fact that the Company directly competes within the United States, Canada, Mexico and other countries in the sale, production and development of products, materials or processes. You acknowledge that the Company would be unwilling to make an offer of employment without the covenants provided herein.

You shall not disclose or divulge Proprietary Information to any person or entity at any time during the course of your service with the Company or at any time thereafter, except as may be required in the ordinary course and good-faith performance of your service with the Company. At the time of your separation from service with the Company for any reason, or at such time as the Company may request, you shall promptly deliver or return, without retaining any copies, all Proprietary Information in your possession or control, whether in the form of computer-generated documents or otherwise, and, pursuant to the Company's instructions, shall erase, destroy or return all stored data, whether stored on computer or otherwise, and shall not attempt to use or restore any such data.

For a period of 12 months following your separation from service, you will not employ, hire, solicit, induce or identify for employment or attempt to employ, hire, solicit, induce or identify for employment, directly or indirectly, any employee(s) of the Company or its subsidiaries to leave his or her employment and become an employee, consultant or representative of any other entity, including but not limited to your new employer, if any.

The non-competition and disclosure covenants set forth above are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages in an action at law. A breach by you of the provisions set forth in this section will cause the Company great and irreparable injury and damage. Therefore, the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this section by you. This paragraph shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

At-Will Statement: You will be employed on an at-will basis meaning you or the Company can terminate the employment relationship at any time. No statement in this letter agreement or otherwise shall be construed as a contract of employment or guarantee of continued employment for a definite period of time unless such intention is clearly set forth in a document signed by an officer of the Company (other than you).

Miscellaneous. This letter agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of Ohio without regard to the conflicts of laws principles thereof.

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Acceptance: Your signature below acknowledges that you have read and understand and agree to the terms and conditions of this letter. You also agree that your start date will be September 4, 2012. This offer letter will expire if not executed by you and returned to the undersigned prior to 11:59 p.m. E.D.T. on August 23, 2012.

Sincerely,

SHILOH INDUSTRIES, INC.

By:    /s/ Curtis E. Moll
Curtis E. Moll, Chairman of the
Board of Directors

/s/ Ramzi Y. Hermiz                August 23, 2012
Name:Ramzi Y. Hermiz                Date Signed

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EXHIBIT A

Restricted Shares Award Agreement
Under the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan

Shiloh Industries, Inc. (the “Company”) hereby issues to the Participant an award (the “Award”) of Restricted Shares (the “Restricted Shares”). The Restricted Shares shall be subject to the restrictions and other terms and conditions set forth in the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”) and those set forth in this Agreement, including the Terms and Conditions of Restricted Shares Award attached hereto as Exhibit A (collectively, the “Agreement”). Any capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

Award of Restricted Shares:

Participant Name: Ramzi Y. Hermiz

Address: 15992 Cog Hill Drive, Northville, MI 48168

Number of Restricted Shares:

Grant Date: September 4, 2012

Vesting: Subject to the forfeiture and acceleration provisions in this Agreement and the Plan, the Restricted Shares will vest according to the following schedule:

The Restricted Shares will vest on the first anniversary of the date hereof.

The Participant, by signing below, acknowledges and agrees that the Restricted Shares are granted under and governed by the terms, and subject to the conditions, of this Agreement, including the Terms and Conditions of Restricted Shares Award attached hereto as Exhibit A, and the Plan.

Participant	Shiloh Industries, Inc.

_______________________                By:    ______________________
Name: Ramzi Y. Hermiz                Title:    ______________________
Date: ______________________

_______________________
Date

Exhibit A

Terms and Conditions of Restricted Shares Award

1.Condition to the Participant's Rights Under this Agreement. This agreement shall not become effective, and the Participant shall have no rights with respect to the Award or the Restricted Shares, unless and until the Participant has fully executed this Agreement.

2.Vesting. Subject in each case to the Participant's Continuous Service Status on each applicable vesting date, the Restricted Shares awarded under this Agreement shall vest and the restrictions set forth herein shall lapse in accordance with the schedules set forth herein unless, prior to any vesting date set forth herein, the applicable Restricted Shares are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan. In addition, the Restricted Shares awarded under this Agreement shall vest upon a Change in Control of the Company.

3.Termination of Continuous Service Status. If the Participant's Continuous Service Status (a) terminates due to death or Total Disability, (b) is terminated by the Company without Cause or (c) is terminated by the Participant with Good Reason, then all Restricted Shares that are not vested at the time of such termination shall become immediately vested in full upon such termination. If the Participant's Continuous Service Status terminates for any other reason, then all Restricted Shares that are not vested at the time of such termination shall be automatically and immediately forfeited for no consideration.

4.Restricted Shares Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign or otherwise encumber unvested Restricted Shares or any interest in them, or make any commitment or agreement to do any of the foregoing, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended). The Participant may transfer the unvested Restricted Shares during the Participant's lifetime to one or more members of the Participant's family, to one or more trusts for the benefit of one or more of the Participant's family, or to a partnership or partnerships of members of the Participant's family for no consideration, or to a charitable organization as defined in Section 501(c)(3) of the Code, but only if the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to the Restricted Shares.  The transferee of the unvested Restricted Shares will be subject to all restrictions, terms and conditions applicable to the unvested Restricted Shares prior to their transfer, except that the unvested Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

5.Certificate; Book Entry Form; Legend.

(a)Shares representing the Participant's Restricted Shares shall be issued either (i) in certificate form or (ii) in book entry or electronic form, registered in the name of the Participant, with legends, or notations, as applicable, referring to the terms, conditions, and restrictions set forth in this Agreement. Such Restricted Shares shall be held by the Company in custody for the Participant, until they are either forfeited by the Participant or are surrendered and exchanged for unrestricted Common Shares pursuant to this Section. Upon the vesting of any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Restricted Shares issued in book-entry form or deliver to the

Participant a stock certificate representing a number of Common Shares, free of the restrictive legend described in this Section, equal to the number of Restricted Shares that have vested. If certificates representing such Restricted Shares shall have theretofore been delivered to the Participant, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Common Shares.

6.Rights of a Shareholder; Dividends. The Participant shall be entitled to all rights of a shareholder of the Company with respect to the Restricted Shares held by such Participant, including, without limitation, the right to vote such shares and receive all dividends and other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or distributions paid in Common Shares on unvested Restricted Shares shall be subject to the same vesting and transfer restrictions and other terms and conditions as the unvested Restricted Shares with respect to which they were paid.

7.Repayment. Any benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements of the U.S. Securities and Exchange Commission or any applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Shares are traded, as may be in effect from time to time.

8.Definitions.
(a)“Change in Control” means the occurrence of any of the following events:

(i)The acquisition, directly or indirectly, in one or more transactions, by any individual, person or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), individually or in the aggregate, of thirty-five percent (35%) or more of either the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the then combined voting power of the Company's outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement the following acquisitions shall not constitute, or be deemed to cause a Change in Control of the Company: (A) any acquisition directly or indirectly, individually or in the aggregate by any one or more of the following entities: MTD Products Inc., MTD Holdings Inc., any subsidiaries or related parties thereof or any employee benefit plan sponsored thereby (collectively, the “MTD Entities” or individually a “MTD Entity”); (B) any increase in such percentage ownership of such Person to thirty-five percent (35%) or more resulting solely from any acquisition of shares directly by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below;

(ii)A change in the composition of the Board as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either: (A) are directors of the Company as of the Effective Date; (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (A) above at the time of such election or nomination; or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company;

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) the MTD Entities or a MTD Entity, individually or in the aggregate, or all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (excluding a MTD Entity or MTD Entities, individually or in the aggregate, any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, individually or in the aggregate, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)Approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

(b)“Cause” shall have the same meaning ascribed to such term in any employment agreement, offer letter, other employment arrangement or change in control agreement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Cause, then “Cause” shall mean:

(i)failure of the Participant to perform the duties required of the Participant pursuant to his or her employment agreement or otherwise applicable to the Participant in connection with his or her employment in a manner satisfactory to the Company, in its sole discretion; provided, however, for purposes of this subparagraph (i), Cause will not exist unless the Company first gives the Participant written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Participant's performance of his or her duties. The Participant shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Participant does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Participant is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), then a termination by the Company as a result of such deficiencies will be for Cause;

(ii)any dishonesty by the Participant in the Participant's dealings with the Company, the commission of fraud by the Participant, negligence in the performance of the duties of the Participant, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Participant of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude;

(iii)any violation of any non-competition, non-solicitation, non-disclosure or confidentiality covenant or similar restriction applicable to the Participant; or

(iv)any violation of any current or future material published policy of the Company or its Affiliates (material published policies include, but are not limited to, the Company's discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy and security policy).

(c)“Continuous Service Status” means the absence of any interruption or termination of service as an employee. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors.

(d)“Good Reason” shall have the same meaning ascribed to such term in any employment agreement, offer letter, other employment arrangement or change in control agreement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Good Reason, then “Good Reason” shall mean one or more of the following occurs without the consent of the Participant (which consent the Participant shall be under no obligation to give):

(i)a significant diminution in the Participant's responsibilities or authority in comparison with the responsibilities or authority the Participant had at or about the date hereof, other than any diminution in the Participant's responsibilities solely as a result of the fact that the entity for which the Participant is providing services no longer has securities that are listed or publicly traded (such as the elimination of any responsibility for Securities and Exchange Commission reporting or investor relations activities);

(ii)the assignment of the Participant to duties that are inconsistent with the duties assigned to the Participant on the date hereof, and which duties the Company persists in assigning to the Participant for a period of fifteen (15) days following the prompt written objection of the Participant;

(iii)(A) a reduction in the Participant's base salary or incentive or bonus opportunity as a percentage of base salary, (B) a material reduction in group health, life, disability or other insurance programs (including any such benefits provided to the Participant's family) or pension, retirement or profit-sharing plan benefits (other than pursuant to a general amendment or modification affecting all plan-covered employees), (C) the establishment of criteria or factors to be achieved for the payment of incentive or bonus compensation that are substantially more difficult than the criteria or factors established for other similarly situated executive officers or key employees of the Company, (D) the failure to promptly pay the Participant any incentive or bonus compensation to which the Participant is entitled through the achievement of the criteria or factors established for the payment of such incentive or bonus compensation, (E) the exclusion of the Participant from any plan, program or arrangement in which similarly situated executives or key employees of the Company are included, or (F) a material breach by the Company of the terms of this Agreement or any other material written agreement between the Company and the Participant; or

(iv)the Company requires the Participant to be based at or generally work from any location more than fifty (50) miles from the Company's headquarters in Valley City, Ohio.

(e)“Total Disability” shall be deemed to occur on the one hundred eightieth (180th) consecutive day, or on the one hundred eightieth (180th) non-consecutive calendar day within any twelve (12) month period, that the Participant is unable to perform the duties commensurate with the Participant's position with the Company because of any physical or mental illness or disability.

9.Miscellaneous Provisions.

(a)Incentive Plan. The Restricted Shares are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.
(b)Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

EXHIBIT B

Restricted Shares Award Agreement
Under the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan

Shiloh Industries, Inc. (the “Company”) hereby issues to the Participant an award (the “Award”) of Restricted Shares (the “Restricted Shares”). The Restricted Shares shall be subject to the restrictions and other terms and conditions set forth in the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”) and those set forth in this Agreement, including the Terms and Conditions of Restricted Shares Award attached hereto as Exhibit A (collectively, the “Agreement”). Any capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

Award of Restricted Shares:

Participant Name: Ramzi Y. Hermiz

Address: 15992 Cog Hill Drive, Northville, MI 48168

Number of Restricted Shares:

Grant Date: September 4, 2012

Vesting: Subject to the forfeiture and acceleration provisions in this Agreement and the Plan, the Restricted Shares will vest according to the following schedule:

The Restricted Shares will vest in four equal annual installments of 25% each year on the first four anniversaries of the date hereof.

The Participant, by signing below, acknowledges and agrees that the Restricted Shares are granted under and governed by the terms, and subject to the conditions, of this Agreement, including the Terms and Conditions of Restricted Shares Award attached hereto as Exhibit A, and the Plan.

Participant	Shiloh Industries, Inc.

_______________________                By:    ______________________
Name: Ramzi Y. Hermiz                Title:    ______________________
Date: ______________________

_______________________
Date

Exhibit A

Terms and Conditions of Restricted Shares Award

1.Condition to the Participant's Rights Under this Agreement. This Agreement shall not become effective, and the Participant shall have no rights with respect to the Award or the Restricted Shares, unless and until the Participant has fully executed this Agreement.

2.Vesting. Subject in each case to the Participant's Continuous Service Status on each applicable vesting date, the Restricted Shares awarded under this Agreement shall vest and the restrictions set forth herein shall lapse in accordance with the schedules set forth herein unless, prior to any vesting date set forth herein, the applicable Restricted Shares are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan. In addition, the Restricted Shares awarded under this Agreement shall vest upon a Change in Control of the Company.

3.Termination of Continuous Service Status. If the Participant's Continuous Service Status (a) terminates due to death or Total Disability, (b) is terminated by the Company without Cause or (c) is terminated by the Participant with Good Reason, then all Restricted Shares that are not vested at the time of such termination shall become immediately vested in full upon such termination. If the Participant's Continuous Service Status terminates for any other reason, then all Restricted Shares that are not vested at the time of such termination shall be automatically and immediately forfeited for no consideration.
4.Restricted Shares Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign or otherwise encumber unvested Restricted Shares or any interest in them, or make any commitment or agreement to do any of the foregoing, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended). The Participant may transfer the unvested Restricted Shares during the Participant's lifetime to one or more members of the Participant's family, to one or more trusts for the benefit of one or more of the Participant's family, or to a partnership or partnerships of members of the Participant's family for no consideration, or to a charitable organization as defined in Section 501(c)(3) of the Code, but only if the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to the Restricted Shares.  The transferee of the unvested Restricted Shares will be subject to all restrictions, terms and conditions applicable to the unvested Restricted Shares prior to their transfer, except that the unvested Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

5.Certificate; Book Entry Form; Legend.

(a)Shares representing the Participant's Restricted Shares shall be issued either (i) in certificate form or (ii) in book entry or electronic form, registered in the name of the Participant, with legends, or notations, as applicable, referring to the terms, conditions, and restrictions set forth in this Agreement. Such Restricted Shares shall be held by the Company in custody for the Participant, until they are either forfeited by the Participant or are surrendered and exchanged for unrestricted Common Shares pursuant to this Section. Upon the vesting of any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Restricted Shares issued in book-entry form or deliver to the Participant a stock certificate representing a number of Common Shares, free of the restrictive legend described in this Section, equal to the number of Restricted Shares that have vested. If certificates representing such Restricted Shares shall have theretofore been delivered to the Participant, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Common Shares.

6.Rights of a Shareholder; Dividends. The Participant shall be entitled to all rights of a shareholder of the Company with respect to the Restricted Shares held by such Participant, including, without limitation, the right to vote such shares and receive all dividends and other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or distributions paid in Common Shares on unvested Restricted Shares shall be subject to the same vesting and transfer restrictions and other terms and conditions as the unvested Restricted Shares with respect to which they were paid.

7.Repayment. Any benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements of the U.S. Securities and Exchange Commission or any applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Shares are traded, as may be in effect from time to time.

8.Definitions.

(a)“Change in Control” means the occurrence of any of the following events:
(i)The acquisition, directly or indirectly, in one or more transactions, by any individual, person or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), individually or in the aggregate, of thirty-five percent (35%) or more of either the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the then combined voting power of the Company's outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement the following acquisitions shall not constitute, or be deemed to cause a Change in Control of the Company: (A) any acquisition directly or indirectly, individually or in the aggregate by any one or more of the following entities: MTD Products Inc., MTD Holdings Inc., any subsidiaries or related parties thereof or any employee benefit plan sponsored thereby (collectively, the “MTD Entities” or individually a “MTD Entity”); (B) any increase in such percentage ownership of such Person to thirty-five percent (35%) or more resulting solely from any acquisition of shares directly by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below;

(ii)A change in the composition of the Board as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either: (A) are directors of the Company as of the Effective Date; (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (A) above at the time of such election or nomination; or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company;

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) the MTD Entities or a MTD Entity, individually or in the aggregate, or all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (excluding a MTD Entity or MTD Entities, individually or in the aggregate, any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, individually or in the aggregate, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)Approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

(b)“Cause” shall have the same meaning ascribed to such term in any employment agreement, offer letter, other employment arrangement or change in control agreement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Cause, then “Cause” shall mean:

(i)failure of the Participant to perform the duties required of the Participant pursuant to his or her employment agreement or otherwise applicable to the Participant in connection with his or her employment in a manner satisfactory to the Company, in its sole discretion; provided, however, for purposes of this subparagraph (i), Cause will not exist unless the Company first gives the Participant written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Participant's performance of his or her duties. The Participant shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Participant does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Participant is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), then a termination by the Company as a result of such deficiencies will be for Cause;

(ii)any dishonesty by the Participant in the Participant's dealings with the Company, the commission of fraud by the Participant, negligence in the performance of the duties of the Participant, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Participant of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude;

(iii)any violation of any non-competition, non-solicitation, non-disclosure or confidentiality covenant or similar restriction applicable to the Participant; or

(iv)any violation of any current or future material published policy of the Company or its Affiliates (material published policies include, but are not limited to, the Company's discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy and security policy).

(c)“Continuous Service Status” means the absence of any interruption or termination of service as an employee. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors.

(d)“Good Reason” shall have the same meaning ascribed to such term in any employment agreement, offer letter, other employment arrangement or change in control agreement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Good Reason, then “Good Reason” shall mean one or more of the following occurs without the consent of the Participant (which consent the Participant shall be under no obligation to give):

(i)a significant diminution in the Participant's responsibilities or authority in comparison with the responsibilities or authority the Participant had at or about the date hereof, other than any diminution in the Participant's responsibilities solely as a result of the fact that the entity for which the Participant is providing services no longer has securities that are listed or publicly traded (such as the elimination of any responsibility for Securities and Exchange Commission reporting or investor relations activities);

(ii)the assignment of the Participant to duties that are inconsistent with the duties assigned to the Participant on the date hereof, and which duties the Company persists in assigning to the Participant for a period of fifteen (15) days following the prompt written objection of the Participant;

(iii)(A) a reduction in the Participant's base salary or incentive or bonus opportunity as a percentage of base salary, (B) a material reduction in group health, life, disability or other insurance programs (including any such benefits provided to the Participant's family) or pension, retirement or profit-sharing plan benefits (other than pursuant to a general amendment or modification affecting all plan-covered employees), (C) the establishment of criteria or factors to be achieved for the payment of incentive or bonus compensation that are substantially more difficult than the criteria or factors established for other similarly situated executive officers or key employees of the Company, (D) the failure to promptly pay the Participant any incentive or bonus compensation to which the Participant is entitled through the achievement of the criteria or factors established for the payment of such incentive or bonus compensation, (E) the exclusion of the Participant from any plan, program or arrangement in which similarly situated executives or key employees of the Company are included, or (F) a material breach by the Company of the terms of this Agreement or any other material written agreement between the Company and the Participant; or

(iv)the Company requires the Participant to be based at or generally work from any location more than fifty (50) miles from the Company's headquarters in Valley City, Ohio.

(e)“Total Disability” shall be deemed to occur on the one hundred eightieth (180th) consecutive day, or on the one hundred eightieth (180th) non-consecutive calendar day within any twelve (12) month period, that the Participant is unable to perform the duties commensurate with the Participant's position with the Company because of any physical or mental illness or disability.

9.Miscellaneous Provisions.

(a)Incentive Plan. The Restricted Shares are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.
(b)Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

EXHIBIT C
Form of Release of Claims and Covenant Not to Sue
In consideration of the promises and other benefits being exchanged between Shiloh Industries, Inc., a Delaware corporation (the “Company”), and Ramzi Y. Hermiz (“Executive”) in accordance with the terms set forth below, the parties agree as follows:
1) The Executive, on his/her own behalf and on behalf of Executive's representatives, agents, heirs, executors, administrators and assigns, waives, releases, discharges and promises never to assert any and all claims, demands, actions, costs, rights, liabilities, damages or obligations of every kind and nature, whether known or unknown, suspected or unsuspected that Executive ever had, now has or might have as of the date of Executive's termination of employment with the Company against the Company or its predecessors, parent, affiliates, subsidiaries, stockholders, owners, directors, officers, employees, agents attorneys, insurers, successors, or assigns (including all such persons or entities that have a current and/or former relationship with the Company) for any claims arising from or related to Executive's employment with the Company, its parent or any of its affiliates and subsidiaries and the termination of that employment.
These claims include, but are not limited to: any and all claims, causes of action, suits, claims for attorneys' fees, damages or demand; all claims of discrimination, on any basis, including, without limitation, claims of race, sex, age, ancestry, national origin, religion and/or disability discrimination; any and all claims arising under federal, state and/or local statutory, or common law, such as, but not limited to, Title VII of the Civil Rights Act, as amended, including the amendments to the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Equal Pay Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, any State laws against discrimination; any and all claims arising under any other state and/or local anti-discrimination statute or any other federal, state or local constitution, law, regulation or ordinance governing the terms and conditions of employment or the termination of employment; and the law of contract and tort; and any and all claims, demands and causes of action, including, but not limited to, breach of public policy, unjust discharge, wrongful discharge, intentional or negligent infliction of emotional distress, misrepresentation, negligence or breach of contract. The Executive further waives, releases, and promises never to assert any such claims, even if the Executive presently believes he has no such claims.
Executive also agrees that Executive will not initiate or pursue any complaint or charge against the Company, its affiliates or any of the released parties identified above with any local, state or federal agency or court for the purpose of recovering damages on Executive's own behalf for any claims of any type Executive might have against the Company based on any act or event occurring on or before the effective date of this release, including claims based on future effects of any past acts. Additionally, Executive agrees not to accept any individualized relief arising out of suits brought by any other party on Executive's behalf. Executive also represents that Executive has not filed or initiated any such complaint or charge against the Company or any Company affiliate or released party, and Executive acknowledges that the Company is relying on such representations in entering into the Agreement with Executive.
Executive understands that the claims Executive is releasing do not include rights or claims which may arise out of acts occurring after the effective date of this release which do not in any way relate to the facts and circumstances of this release or Executive's employment relationship with the Company.
Executive also understands that the above provisions do not preclude Executive from instituting an action to enforce the terms of the offer letter, dated August 23, 2012, between these same parties, or from challenging the validity of such offer letter.
Furthermore, the Executive acknowledges that this waiver and release is knowing and voluntary and that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive acknowledges that there may exist facts or claims in addition to or different from those which are now known or believed by Executive to exist. Nonetheless, this Agreement extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, past or present.
2) The Executive further acknowledges that he has been advised by this writing that:

•	Executive should consult with an attorney prior to executing this release;

•	Executive has at least twenty-one (21) days within which to consider this release;

•
Executive has up to seven (7) days following the execution of this release, to revoke the release; and to revoke, Executive must deliver to the Company a written statement of revocation by hand-delivery or registered/certified mail, return receipt requested. To be effective the Company must receive this revocation by the close of business on the seventh (7th) day after execution of this release; and

•	this release shall not be effective until such seven (7) day revocation period has expired.
Executive agrees that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released.
3) The Executive will not at any time publish or communicate to any person or entity any Disparaging remarks, comments or statements concerning the Company, its predecessors, parent, affiliates, subsidiaries, stockholders, owners, directors, officers, employees, agents attorneys, insurers, successors, or assigns (including all such persons or entities that have a current and/or former relationship with the Company). No member of the Board of Directors of the Company and no person or entity authorized by the Board of Directors to speak on behalf of the Company shall publish or communicate to any person or entity any Disparaging remarks, comments or statements concerning the Executive. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged. Notwithstanding the foregoing, nothing in this Agreement shall be construed to preclude truthful disclosures in response to lawful process as required by applicable law, regulation, or order or directive of a court, governmental agency or regulatory organization.

EXECUTIVE SHILOH INDUSTRIES, INC.
Name: _________________________ By: _________________________
Date: _________________________ Date: _______________________